SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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NETFLIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Netflix, Inc.

970 University Avenue

Los Gatos, California 95032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2004

To the Stockholders of Netflix, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Netflix, Inc., a Delaware corporation, will be held on April 28, 2004 at 10:00 a.m., local time, at the Hilton Hotel, located at 300 Almaden Blvd., San Jose, California 95110, for the following purposes:

1.	To elect three Class II directors to hold office until the 2007 Annual Meeting of Stockholders;

2.	To ratify the appointment of KPMG LLP as independent auditors for the year ending December 31, 2004;

3.	To amend our Certificate of Incorporation to increase the number of shares of capital stock we have authorized to issue from 90,000,000 (80,000,000 shares of common stock and 10,000,000 shares of preferred stock), par value $0.001, to 170,000,000 (160,000,000 shares of common stock and 10,000,000 shares of preferred stock), par value $0.001; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These business items are described more fully in the Proxy Statement accompanying this Notice.

Only stockholders who owned our common stock at the close of business on March 4, 2004 can vote at this meeting or any adjournments that may take place.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. Your stock will be voted in accordance with the instructions you have given. Any stockholder attending the meeting may vote in person even if he or she has previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours.

By order of the Board of Directors

Barry McCarthy

Chief Financial Officer and Secretary

[March             , 2004]

Los Gatos, California

NETFLIX, INC.

970 University Avenue

Los Gatos, California 95032

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2004

Stock Split

In January 2004, the Board of Directors (the “Board”) of Netflix, Inc. (the “Company” or “we”) approved a two-for-one stock split in the form of a stock dividend on all outstanding shares of the Company’s common stock. As a result of the stock split, the Company’s stockholders received one additional share for each share of common stock. The additional shares of common stock were distributed on February 11, 2004. All common share and per-share amounts in the Proxy Statement have been retroactively adjusted to reflect the stock split.

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Company’s Board for use at the Annual Meeting of Stockholders to be held on April 28, 2004, at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hilton Hotel, located at 300 Almaden Blvd., San Jose, California 95110.

We intend to mail this Proxy Statement and accompanying proxy card to stockholders on or about March 23, 2004.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary, at the address of the Company’s executive offices noted above, written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Voting and Solicitation

Only stockholders of record at the close of business on March 4, 2004, or the Record Date, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 4, 2004, there were 51,474,441 shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

Proxies properly executed, duly returned to the Company and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted “FOR” all nominees and “FOR” all other proposals described in this Proxy Statement. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons named as proxies in the enclosed form of proxy will have discretionary authority to vote according to their own discretion.

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted

“FOR,” “AGAINST,” “WITHHELD” OR “ABSTAIN,” or the Votes Cast, are treated as being present at the Annual Meeting for purposes of establishing a quorum. An abstention will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but, such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted, except with respect to Proposal Three, for which such broker non-votes will be treated as a vote “AGAINST” Proposal Three. Thus, a broker non-vote will not affect the outcome of the voting on a particular proposal other than Proposal Three.

The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail and through its regular employees, the Company will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners and the Company may reimburse these parties for their reasonable out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Stockholder Proposals

Proposals of stockholders that are intended to be presented at our 2005 Annual Meeting of Stockholders in the proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received by our Secretary no later than November 23, 2004, in order to be included in the Proxy Statement and proxy materials relating to our 2005 Annual Meeting of Stockholders. A stockholder proposal or a nomination for director that will not be included in our Proxy Statement and proxy, but that a stockholder intends to present in person at the meeting, must generally be submitted to our Secretary no earlier than December 29, 2004, and no later than January 28, 2005.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Three Class II directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three nominees named below, who are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the substitute nominee designated by the present Board to fill the vacancy. It is not expected that nominees will be unable or will decline to serve as a director. The term of office of each person elected as a director at this meeting will continue until the Annual Meeting of stockholders held in 2007 or until the director’s successor has been duly elected or appointed and qualified, or until his earlier resignation or removal.

Vote Required; Recommendation of Board

The three candidates receiving the highest number of affirmative Votes Cast will be elected as Class II directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominee	Age	Principal Occupation
Timothy Haley	49	Managing Director, Redpoint Ventures
Michael Ramsay	54	Chief Executive Officer, TiVo, Inc.
Michael Schuh	60	Member, Foundation Capital

Timothy M. Haley has served as one of the Company’s directors since June 1998. Mr. Haley is a co-founder of Redpoint Ventures, a venture capital firm, and has been a Managing Director of the firm since October 1999. Mr. Haley has been a Managing Director of Institutional Venture Partners, a venture capital firm, since February 1998. From June 1986 to February 1998, Mr. Haley was the President of Haley Associates, an executive recruiting firm in the high technology industry. Mr. Haley currently serves on the board of directors of several private companies. Mr. Haley holds a B.A. from Santa Clara University.

Michael Ramsay has served as one of the Company’s directors since May 2002. Mr. Ramsay has been the Chairman of the Board of Directors, Chief Executive Officer and President of TiVo Inc., a provider of personal television services, since its inception in August 1997. From April 1996 to July 1997, Mr. Ramsay was the Senior Vice President of the Silicon Desktop Group for Silicon Graphics, Inc., a manufacturer of advanced graphics computers. Mr. Ramsay holds a B.S. in Electrical Engineering from the University of Edinburgh, Scotland.

Michael N. Schuh has served as one of the Company’s directors since February 1999. From August 1998 to the present, Mr. Schuh has served as a member of Foundation Capital, a venture capital firm. Prior to joining Foundation Capital, Mr. Schuh was a founder and Chief Executive Officer of Intrinsa Corporation, a supplier of productivity solutions for software development organizations from 1994 to 1998. Mr. Schuh serves on the board of directors of several private companies. Mr. Schuh holds a B.S.E.E. from the University of Maryland.

Directors Not Standing For Election and Executive Officers

The members of the Board whose terms or directorships do not expire at the Annual Meeting and who are not standing for election at this year’s Annual Meeting and our executive officers are set forth below:

Name	Age	Class/Term Expiration	Principal Occupation
Directors
Jay Hoag	45	Class III/2005	General Partner, Technology Crossover Ventures
Reed Hastings	43	Class III/2005	Chief Executive Officer, Netflix, Inc.
A. Robert Pisano	61	Class I/ 2006	National Executive Director and Chief Executive Officer, Screen Actors Guild
Richard Barton	36	Class I/ 2006	Entrepreneur and Investor

Other Executive Officers
Barry McCarthy	50	—	Chief Financial Officer, Netflix, Inc.
Thomas R. Dillon	60	—	Chief Operations Officer, Netflix, Inc.
Leslie J. Kilgore	38	—	Chief Marketing Officer, Netflix, Inc.

Jay C. Hoag has served as one of the Company’s directors since June 1999. Since June 1995, Mr. Hoag has been a General Partner at Technology Crossover Ventures, a venture capital firm. Mr. Hoag serves on the board of directors of Altiris, Inc., eLoyalty Corporation and a couple of private companies. Mr. Hoag holds an M.B.A. from the University of Michigan and a B.A. from Northwestern University.

Reed Hastings has served as the Company’s Chief Executive Officer since September 1998, President since July 1999 and Chairman of the Board since inception. Mr. Hastings also currently serves as President of the California State Board of Education. From June 1998 to July 1999, Mr. Hastings served as Chief Executive Officer of Technology Network, a political service organization for the technology industry. Mr. Hastings served as Chief Executive Officer of Pure Atria Software, a maker of software development tools, from its inception in October 1991 until it was acquired by Rational Software Corporation, a software development company, in August 1997. Mr. Hastings holds an M.S.C.S. degree from Stanford University and a B.A. from Bowdoin College.

A. Robert Pisano has served as one of the Company’s directors since April 2000. Since September 2001, Mr. Pisano has been the National Executive Director and Chief Executive Officer of the Screen Actors Guild. From August 1993 to April 1999, Mr. Pisano served as Executive Vice President, and Vice Chairman and Director of Metro-Goldwyn-Mayer Inc., a motion picture and television studio. Mr. Pisano serves on the board of directors of Resources Connection and three mutual funds operated by First Pacific Advisor. Mr. Pisano holds an LL.B. from the Boalt Hall School of Law at the University of California, Berkeley and a B.A. from San Jose State University.

Richard Barton has served as one of the Company’s directors since May 2002. Mr. Barton founded Expedia, Inc. in 1994 and was its President, Chief Executive Officer and director from November 1999 to March 2003. Mr. Barton serves on the board of directors of Interactive Corp. Mr. Barton holds a B.S. in general engineering from Stanford University.

Barry McCarthy has served as the Company’s Chief Financial Officer since April 1999 and its Secretary since May 1999. From January 1993 to December 1999, Mr. McCarthy was Senior Vice President and Chief Financial Officer of Music Choice, a music programming service distributed over direct broadcast satellite and cable systems. From June 1990 to December 1992, Mr. McCarthy was Managing Partner of BMP Partners, a financial consulting and advisory firm. From 1982 to 1990, Mr. McCarthy was an Associate, Vice President and Director with Credit Suisse First Boston, an investment banking firm. Mr. McCarthy currently serves on the board of directors of Paciolan, an internet based ticketing service. Mr. McCarthy holds an M.B.A. from The Wharton School of Business at the University of Pennsylvania and a B.A. from Williams College.

Thomas R. Dillon has served as the Company’s Chief Operations Officer (formerly Vice President of Operations) since April 1999. From January 1998 to April 1999, Mr. Dillon served as Chief Information Officer at Candescent Technologies Corp., a manufacturer of flat panel displays. From May 1987 to December 1997, Mr. Dillion served as Chief Information Officer of Seagate Technology, a maker of computer peripherals. Mr. Dillon holds a B.S. from the University of Colorado.

Leslie J. Kilgore has served as the Company’s Chief Marketing Officer (formerly Vice President of Marketing) since March 2000. From February 1999 to March 2000, Ms. Kilgore served as Director of Marketing for Amazon.com, an Internet retailer. Ms. Kilgore served as a brand manager for The Procter & Gamble Company, a manufacturer and marketer of consumer products, from August 1992 to February 1999. Ms. Kilgore holds an M.B.A. from the Stanford University Graduate School of Business and a B.S. from The Wharton School of Business at the University of Pennsylvania.

Board Meetings and Committees

The Board held five meetings during 2003. Each Board member attended at least 75% or more of the Board meetings held during 2003. The Board has determined that each of Messrs. Barton, Haley, Hoag, Pisano, Ramsay and Schuh are independent under the listing standards of the NASDAQ Stock Market.

As of the date of the Proxy Statement, the Board has three standing committees: (1) the Compensation Committee; (2) the Audit Committee; and (3) the Nominating Committee.

Compensation Committee

The Compensation Committee of the Board consists of two non-employee directors: Messrs. Haley and Hoag, each of whom is independent under the listing standards of the NASDAQ Stock Market. The Compensation Committee makes recommendations to the Board regarding salaries and incentive compensation for the Company’s executive officers. The Compensation Committee held two meetings in 2003. Each director attended at least 75% or more of the Compensation Committee meetings held during 2003.

The Report of the Compensation Committee is included in this Proxy Statement.

Audit Committee

The Audit Committee of the Board consists of three non-employee directors: Messrs. Haley, Pisano and Schuh, each of whom is independent under the listing standards of the NASDAQ Stock Market. The Audit Committee engages the Company’s independent auditors, reviews the Company’s financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company’s independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of the Company’s internal accounting controls and financial affairs. The Audit Committee met seven times in 2003. Each director attended at least 75% or more of the Audit Committee meetings held during 2003.

The Board has determined that Mr. Schuh is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. Mr. Schuh’s relevant experience includes services as the Chief Executive Officer of Intrinsa Corporation, as a member of Foundation Capital and as a member of several other audit committees.

The Report of the Audit Committee is included in this Proxy Statement. In addition, the Board has adopted a written charter for the Audit Committee, which is attached to this Proxy Statement as Appendix A and is also available on the Company’s Web site at http://ir.netflix.com.

Nominating Committee

The Nominating Committee of the Board consists of two non-employee directors: Messrs. Barton and Hoag, each of whom is independent under the listing standards of the NASDAQ Stock Market. The Nominating Committee reviews and approves candidates for election and to fill vacancies on the Board, including re-nominations of members whose terms are due to expire. The Nominating Committee was formed in March 2004 and has not yet held its first meeting as of the date of this Proxt Statement.

The Board has adopted a written charter for the Nominating Committee, which is available on the Company’s Web site at http://ir.netflix.com.

Consideration of Director Nominees

Stockholder Nominees

The Nominating Committee considers properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations proposed for consideration by the Nominating Committee should include the nominee’s name and qualifications for Board membership. In addition, they should be submitted within the time frame as specified under “Stockholder Proposals” above and addressed to: Netflix, Inc., 970 University Avenue, Los Gatos, California 95032, Attention: Secretary.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board, the Nominating Committee has not specified any minimum qualifications for serving on the Board. However, the Nominating Committee endeavors to evaluate, propose and approve candidates with business experience and personal skills in technology, finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board. The Nominating Committee seeks to assure that the Board is composed of individuals who have experience relevant to the needs of the Company and who have the highest professional and personal ethics, consistent with the Company’s values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all stockholders.

Identifying and Evaluating Nominees for Directors

The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. As described above, the Nominating Committee considers properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating Committee. The Nominating Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.

Communications with the Board

The Company provides a process for stockholders to send communications to the Board. Information regarding stockholder communications with the Board can be found on the Company’s Web site at http://ir.netflix.com. In addition, the Company’s policy regarding directors’ attendance at the annual meetings of stockholders and their attendance record at last year’s annual meeting of stockholders can be found on the Company’s Web site at http://ir.netflix.com.

Director Compensation

The Company’s directors do not receive cash for services they provide as directors or members of Board committees, but may be reimbursed for their reasonable expenses for attending Board and Board committee meetings. Upon joining the Board, Mr. Pisano received options to purchase 66,666 shares of the Company’s common stock and in September 2001, Mr. Pisano received additional options to purchase 66,666 shares. In addition, Messrs. Barton and Ramsay upon joining the Board each received options to purchase 100,000 shares. No other directors were granted options.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of non-employee directors, Messrs. Haley and Hoag. None of the members of the Compensation Committee has been or is an officer or employee of the Company. None of the Company’s executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Board or Compensation Committee. No member of the Company’s Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board has selected KPMG LLP as the Company’s independent auditors for the year ending December 31, 2004. The Company is submitting its selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since 1998. The Company expects that representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

The Company’s Bylaws do not require that the stockholders ratify the selection of KPMG LLP as the Company’s independent auditors. However, the Company is submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP. Even if the selection is ratified, the Board and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

During 2002 and 2003, fees for services provided by KPMG LLP were as follows (rounded to the nearest $1,000):

Audit Fees

The aggregate fees billed to the Company by KPMG LLP for the audit of the Company’s annual financial statements and for the review of the financial statements included in the Company’s quarterly reports on Form 10-Q totaled $190,000 and $377,000 in 2002 and 2003, respectively.

Audit-Related Fees

The Company was not billed any fees for audit-related services in 2002 or 2003.

Tax Fees

The aggregate fees billed to the Company by KMPG LLP for tax compliance, tax advice and tax planning services totaled $188,000 and $183,000 in 2002 and 2003, respectively.

All Other Fees

The aggregate fees billed by KPMG LLP for services rendered to the Company, other than the services described above, totaled $689,000 and $0 in 2002 and 2003, respectively. The 2002 fees were associated with the filing of the Company’s registration statement on Form S-1.

The Audit Committee has determined that the rendering of non-audit services by KPMG LLP was compatible with maintaining their independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent auditors. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2002 and 2003, all services provided by KPMG LLP were pre-approved by the Audit Committee in accordance with this policy.

Vote Required; Recommendation of the Board

The affirmative vote of the majority of the Votes Cast is required for approval of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004.

PROPOSAL THREE

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO

INCREASE AUTHORIZED SHARES

The Board has adopted an amendment to the Company’s Certificate of Incorporation to increase the number of shares of capital stock the Company is authorized to issue from 90,000,000 (80,000,000 shares of common stock and 10,000,000 shares of preferred stock), par value $0.001, to 170,000,000 (160,000,000 shares of common stock and 10,000,000 shares of preferred stock), par value $0.001.

The purpose of the amendment is to allow the Company to have a sufficient number of shares of authorized and unissued common stock which can be issued in connection with such corporate purposes as may, from time to time, be considered advisable by the Board. Having such shares available for issuance in the future will give the Company greater flexibility and will allow such shares to be issued as determined by the Board without the expense and delay of a special stockholders’ meeting to approve such additional authorized capital stock. Such corporate purposes could include, without limitation: the issuance of shares in connection with stock splits or stock dividends, the issuance of shares upon exercise of options granted under the Company’s various stock option plans or in connection with other employee benefit plans, the issuance of shares in connection with equity financings and the issuance of shares in connection with acquisitions.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by the Certificate of Incorporation and applicable law and regulations. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing stockholders for their shares, could be dilutive to the Company’s existing stockholders. The holders of common stock have no preemptive rights to subscribe for or purchase any additional shares of common stock that may be issued in the future.

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the authorized shares of common stock be used as a type of antitakeover device.

Vote Required; Recommendation of the Board

The affirmative vote of a majority of the Company’s outstanding shares of common stock is required for approval of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of the common stock as of February 12, 2004 by (i) each stockholder that the Company knows is the beneficial owner of more than 5% of the common stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the “Executive Compensation” section, and (iv) all executive officers and directors as a group. The Company has relied exclusively upon information provided to the Company by its directors and executive officers and copies of documents sent to the Company that have been filed with the Securities and Exchange Commission by others for purposes of determining the number of shares each person beneficially owns. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them. Shares of the Company’s common stock subject to options or warrants that are exercisable within 60 days of February 12, 2004 are also deemed outstanding for purposes of calculating the percentage ownership of that person, and if applicable, the percentage ownership of executive officers and directors as a group, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Netflix, Inc., 970 University Avenue, Los Gatos, CA 95032.

Name and Address	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Jay C. Hoag (1) 528 Ramona Street Palo Alto, CA 94301	13,241,450	21.95%

Technology Crossover Management IV, L.L.C. (2) 528 Ramona Street Palo Alto, CA 94301	10,907,052	18.64%

FMR Corporation (3) 82 Devonshire Street Boston, MA 02109	6,439,410	12.55%

Fred Alger Management, Inc. (4) 111 Fifth Avenue New York, NY 10003	5,953,480	11.60%

Reed Hastings (5)	5,679,184	10.79%

American Century Investment Management (6) Twentieth Century Tower 4500 Main Street Kansas City, MO 64111	3,512,762	6.85%

Barry McCarthy (7)	653,488	1.26%

Leslie J. Kilgore (8)	390,624	*

Tom Dillon (9)	199,300

A. Robert Pisano (10)	72,666	*

Richard N. Barton (11)	70,584	*

Name and Address	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Michael Ramsay (12)	70,000	*

Michael N. Schuh (13) 70 Willow Road, Suite 200 Menlo Park, CA 94025	51,106	*

All directors and executive officers as a group (9 persons) (14)	20,428,402	32.47%

*	Less than 1% of the Company’s outstanding shares of common stock.

(1)	Mr. Hoag is not the record holder of any of the Company’s securities and disclaims beneficial ownership of the shares set forth next to his name except to the extent of his pecuniary interest therein. Mr. Hoag is a Managing Member of Technology Crossover Management II, L.L.C., and Technology Crossover Management IV, L.L.C. Mr. Hoag, along with Richard H. Kimball, have the shared power to make voting decisions on the shares held by the limited partnerships of such entities. Mr. Kimball also disclaims beneficial ownership of the shares set forth next to Mr. Hoag’s name except to the extent of his pecuniary interest therein.

Technology Crossover Management II, L.L.C. is not the record holder of any of the Company’s securities. It is the sole general partner of, and may be deemed to have sole investment control over, TCV II (Q), L.P., TCV II Strategic Partners, L.P. and Technology Crossover Ventures II, L.P. TCV II (Q), L.P. is the record holder of 188,464 of the Company’s shares and a warrant to acquire 670,082 of the Company’s shares. TCV II Strategic Partners, L.P. is the record holder of 33,446 of the Company’s shares and a warrant to acquire 118,916 of the Company’s shares. Technology Crossover Ventures II, L.P. is the record holder of 245,136 of the Company’s shares and a warrant to acquire 871,580 of the Company’s shares. Technology Crossover Management II, L.L.C. is also the sole investment general partner of, and may be deemed to have sole investment control over, TCV II, V.O.F. and Technology Crossover Ventures II, C.V. TCV II, V.O.F. is the record holder of 7,964 of the Company’s shares and a warrant to acquire 28,312 of the Company’s shares. Technology Crossover Ventures II, C.V. is the record holder of 37,426 of the Company’s shares and a warrant to acquire 133,072 of the Company’s shares.

Technology Crossover Management IV, L.L.C. is the record holder of 11,404 of the Company’s shares. It is also the sole general partner of, and may be deemed to have sole investment control over, TCV IV, L.P. and TCV IV Strategic Partners, L.P. TCV IV, L.P. is the record holder of 3,561,394 of the Company’s shares and a warrant to purchase 6,942,574 of the Company’s shares. TCV IV Strategic Partners, L.P. is the record holder of 132,802 of the Company’s shares and a warrant to acquire 258,878 of the Company’s shares.

(2)	Technology Crossover Management IV, L.L.C. is a record holder of 11,404 of the Company’s shares. It is also the sole general partner of, and has sole investment control over, TCV IV, L.P. and TCV IV Strategic Partners, L.P. TCV IV, L.P. is the record holder of 3,561,394 of the Company’s shares and a warrant to purchase 6,942,574 of the Company’s shares. TCV IV Strategic Partners, L.P. is the record holder of 132,802 of the Company’s shares and a warrant to acquire 258,878 of the Company’s shares.

(3)	As of December 31, 2003, based on information provided by FMR Corporation in the Schedule 13G filed January 12, 2004.

(4)	As of December 31, 2003, based on information provided by Fred Alger Management, Inc. in the Schedule 13G filed February 13, 2004.

(5)	Includes options to purchase 1,321,904 shares.

(6)	As of December 31, 2003, based on information provided by American Century Investment Management in the Schedule 13G filed February 13, 2004.

(7)	Includes: (i) options to purchase 573,344 shares; (ii) a warrant to purchase 10,000 shares; and (iii) 13,332 shares held by W. Barry McCarthy, Jr., Trustee of the Peter Dudley McCarthy Trust—2001 u/i dtd. December 31, 2001. Mr. McCarthy disclaims beneficial ownership of the 13,332 shares he holds as Trustee of the Peter Dudley McCarthy Trust—2001 u/i dtd. December 31, 2001.

(8)	Includes options to purchase 332,624 shares.

(9)	Includes options to purchase 149,556 shares.

(10)	Includes options to purchase 66,666 shares. These options are held in the name of A. Robert Pisano, trustee of Pisano Living Trust dated 9/4/92.

(11)	Includes options to purchase 64,584 shares.

(12)	Includes options to purchase 70,000 shares.

(13)	Mr. Schuh is not the record holder of any of the Company’s securities and disclaims beneficial ownership of the shares set forth next to his name except to the extent of his pecuniary interest therein. Mr. Schuh is a trustee of the Michael N. and Mary G. Schuh 1990 Family Trust, which is the record holder of 50,096 of the Company’s shares. Mr. Schuh is a General Partner of Foundation Capital Equity Partners II, L.P., which is the record holder of 1,010 of the Company’s shares.

(14)	Includes, without duplication, the shares, options and warrants listed in footnotes (1), (5), and (7) through (13) above.

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER MATTERS

Executive Compensation

The following table sets forth information concerning the compensation paid by the Company to: (i) the Chief Executive Officer, and (ii) the other executive officers. We refer to the individuals listed in the table below as the “executive officers” throughout this Proxy Statement.

Name and Principal Positions	Year	Salary	Long-Term Compensation Awards		All Other Compensation
			Securities Underlying Options
Reed Hastings	2003	$224,615	91,428		$180	(1)
Chief Executive Officer, President and Chairman of the Board	2002	229,762	200,000		173	(1)
	2001	13,800	1,000,000		—

Barry McCarthy	2003	250,000	50,004		414	(1)
Chief Financial Officer and Secretary	2002	223,077	205,332		270	(1)
	2001	200,000	187,732		3,501	(2)

Thomas R. Dillon	2003	356,154	17,148		774	(1)
Chief Operations Officer	2002	223,077	162,000		774	(1)
	2001	200,000	388,660	(3)	5,389	(4)

Leslie J. Kilgore	2003	315,539	28,572		162	(1)
Chief Marketing Officer	2002	217,692	272,666		162	(1)
	2001	190,000	568,664	(5)	3,914	(6)

(1)	Includes taxable amounts attributable to the employee under the Company’s group term life insurance policy.

(2)	Includes $3,231 representing the Company’s matching contribution made under its 401(k) plan and $270 for taxable amounts attributable to Mr. McCarthy under its group term life insurance policy.

(3)	Includes 69,998 shares underlying options that were repriced in January 2001 and 103,330 shares underlying options that were repriced in August 2001. The options repriced in January 2001 were originally granted to Mr. Dillon in December 1999 and the options repriced in August 2001 include the options repriced in January 2001 and the options granted to Mr. Dillon in August 2000.

(4)	Includes $4,615 representing the Company’s matching contribution made under its 401(k) plan and $774 for taxable amounts attributable to Mr. Dillon under its group term life insurance policy.

(5)	Includes 200,000 shares underlying options that were repriced in January 2001 and 233,332 shares underlying options that were repriced in August 2001. The options repriced in January 2001 were originally granted to Ms. Kilgore in March 2000 and the options repriced in August 2001 include the options repriced in January 2001 and the options granted to Ms. Kilgore in August 2000.

(6)	Includes $3,752 representing the Company’s matching contribution made under its 401(k) plan and $162 for taxable amounts attributable to Ms. Kilgore under its group term life insurance policy.

Grants of Stock Options

Beginning in the third quarter of 2003, the Company began granting employees, including the executive officers, fully vested stock options on a monthly basis. The following table sets forth information concerning stock option grants to the executive officers during 2003. The potential realizable value is calculated based on the term of the options, which is ten years, and assumed rates of stock appreciation of 5% and 10% compounded annually. These assumed rates of stock appreciation comply with the rules of the Securities and Exchange Commission and do not represent the Company’s estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Company’s common stock.

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options	% of Total Options Granted to Employees in	Average Exercise Price Per	Expiration
	Granted	2003 (1)	Share	Date	5%	10%
Reed Hastings	15,238	2.19%	$12.38	07/01/2013	$118,591	$300,532
	15,238	2.19	12.48	08/01/2013	119,549	302,961
	15,238	2.19	16.83	09/02/2013	161,236	408,603
	15,238	2.19	17.26	10/01/2013	165,356	419,045
	15,238	2.19	29.23	11/03/2013	280,066	709,742
	15,238	2.19	25.35	12/01/2013	242,931	615,636

Barry McCarthy	8,334	1.20	12.38	07/01/2013	64,860	164,368
	8,334	1.20	12.48	08/01/2013	65,384	165,696
	8,334	1.20	16.83	09/02/2013	88,183	223,474
	8,334	1.20	17.26	10/01/2013	90,437	229,185
	8,334	1.20	29.23	11/03/2013	153,174	388,174
	8,334	1.20	25.35	12/01/2013	132,865	336,705

Thomas R. Dillon	2,858	0.41	12.38	07/01/2013	22,243	56,367
	2,858	0.41	12.48	08/01/2013	22,422	56,823
	2,858	0.41	16.83	09/02/2013	30,241	76,636
	2,858	0.41	17.26	10/01/2013	31,014	78,595
	2,858	0.41	29.23	11/03/2013	52,528	133,117
	2,858	0.41	25.35	12/01/2013	45,564	115,467

Leslie J. Kilgore	4,762	0.69	12.38	07/01/2013	37,061	93,919
	4,762	0.69	12.48	08/01/2013	37,360	94,678
	4,762	0.69	16.83	09/02/2013	50,387	127,692
	4,762	0.69	17.26	10/01/2013	51,675	130,955
	4,762	0.69	29.23	11/03/2013	87,523	221,800
	4,762	0.69	25.35	12/01/2013	75,918	192,391

(1)	Based on a total of 695,030 options granted to employees, including the executive officers, in 2003.

Aggregate Option Exercises in 2003 and Values at December 31, 2003

The following table sets forth information concerning option exercises during 2003 and the exercisable and unexercisable options held by the executive officers as of December 31, 2003. The “Value of Unexercised In-the-Money Options at December 31, 2003” column is based on $27.35, the closing sales price of the Company’s common stock on December 31, 2003, less the per share exercise price of the options multiplied by the number of shares issuable upon exercise of the options. All options granted under the 1997 Stock Plan are immediately exercisable upon grant but following any such exercise are subject to repurchase by the Company at cost in the event of the optionee’s termination of employment for any reason (including death or disability), to the extent the Company’s right of repurchase has not lapsed. The number of shares exercisable that would remain subject to repurchase following an exercise (the unvested portion) is set forth in the footnotes to the following table.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003			Value of Unexercised In-the-Money Options at December 31, 2003
Name			Unexercisable	Exercisable		Unexercisable	Exercisable
Reed Hastings	—	$—	—	1,291,428	(1)	$—	$31,819,538
Barry McCarthy	10,000	83,400	—	556,676	(2)	—	13,534,747
Thomas R. Dillon	350,614	2,646,855	—	203,252	(3)	—	4,960,748
Leslie J. Kilgore	286,800	3,157,956	—	375,100	(4)	—	9,207,611

(1)	219,446 shares of which were unvested as of December 31, 2003.

(2)	140,309 shares of which were unvested as of December 31, 2003.

(3)	137,821 shares of which were unvested as of December 31, 2003.

(4)	181,458 shares of which were unvested as of December 31, 2003.

Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plans as of December 31, 2003:

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans or arrangements approved by security holders	13,853,752	$2.34	4,861,216	(1)(2)
Equity compensation plans or arrangements not approved by security holders	1,306,666	$2.19	—

Total	15,160,418	$2.33	4,861,216

(1)	This number of shares includes 1,392,728 shares of the Company’s common stock reserved under its 2002 Employee Stock Purchase Plan for future issuance.

(2)	The Company’s 2002 Stock Plan also provides for annual increases in the number of shares available for issuance on the first day of each year equal to the lesser of: (i) 2,000,000 shares, (ii) 5% of the outstanding shares of the Company’s common stock on such date, or (iii) such other amount determined by the Board. In addition, the 2002 Employee Stock Purchase Plan provides for annual increases in the number of shares available for issuance on the first day of each year equal to the lesser of: (i) 666,666 shares, (ii) 2% of the outstanding shares of the Company’s common stock on such date, or (iii) such other amount as determined by the Board.

Employment, Severance and Change-of-Control Arrangements

In a change in control transaction, if the options under the Company’s amended and restated 1997 Stock Plan are not assumed or substituted for, each outstanding option will fully vest and become immediately exercisable. In addition, if, within 12 months of a change of control, a holder of an option under the Company’s amended and restated 1997 Stock Plan is terminated involuntarily other than for cause, the vesting schedule for such holder’s option will accelerate with respect to an amount of shares equal to the number of shares that would otherwise vest over the following 12 months.

In April 1999, the Board awarded Barry McCarthy an option to purchase 220,000 shares of the Company’s common stock pursuant to an offer letter. One-quarter of the shares underlying Mr. McCarthy’s option vested in April 2000 and 1/48th of the total shares vested each month thereafter. All of the shares underlying this option were fully vested on April 14, 2003.

In April 1999, the Board awarded Thomas R. Dillon an option to purchase 150,000 shares of the Company’s common stock pursuant to an offer letter. One-quarter of the shares underlying Mr. Dillon’s option vested in March 2000 and 1/48th of the total shares vested each month thereafter. All of the shares underlying this option were fully vested on April 5, 2003. In the event that Mr. Dillon’s employment is terminated by the Company other than for cause, Mr. Dillon will be entitled to severance of three months continued salary and benefits.

In March 2000, the Board awarded Leslie Kilgore an option to purchase 200,000 shares of our common stock pursuant to an offer letter. One-quarter of the shares underlying Ms. Kilgore’s option would vest in March 2001 and 1/48th of the total shares would vest each month thereafter. In January 2001, Ms. Kilgore’s options were repriced and the terms adjusted such that one-quarter of the shares underlying Ms. Kilgore’s option vested in December 2000 and 1/48th of the total shares vested each month thereafter. All of the shares underlying Ms. Kilgore’s option were fully vested on December 20, 2003. In the event that Ms. Kilgore’s employment is terminated by the Company other than for cause, Ms. Kilgore will be entitled to severance of three months continued salary and benefits.

Code of Ethics

The Company has adopted a Code of Ethics for its directors, officers and other employees. A copy of the Code of Ethics is available on the Company’s Web site at http://ir.netflix.com.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 2003, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than 10% beneficial owners were complied with.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board includes two non-employee directors. The Compensation Committee reviews and makes recommendations to the Board on salaries, bonuses and other benefits payable to the Company’s executive officers.

Compensation Philosophy.    The Company’s executive pay programs are designed to maximize shareholder value over time. The Company strongly believes that executive compensation should be directly linked to continuous improvements in corporate performance and increases stockholder value. In this regard, the Company has adopted the following guidelines for compensation decisions:

•	Provide a competitive total compensation package that enables the Company to attract and retain key executive talent;

•	Align all pay programs with the Company’s annual and long-term business strategies and objectives; and

•	Provide variable compensation opportunities that are directly linked to the performance of the Company and that link executive reward to stockholder return.

Components of Executive Compensation.    The two key components of the Company’s executive compensation program in 2003 were base salary and stock options. The Company considers the value of both base salary and stock options in determining total compensation for executive officers. In determining executive compensation, the Company considers a number of factors, including overall company performance, individual performance and comparative compensation data. The Company requires that a significant portion of overall compensation be in the form of stock options so as to link executive reward with stockholder return. In the third quarter of 2003, in connection with compensation reviews for all executive officers, the Company began utilizing a monthly option grant program. Under this program, executive officers receive on a monthly basis fully vested options granted at fair market value. The Company believes that such monthly option granting aligns executive compensation with the Company’s long-term business strategies and links such compensation with stockholder return.

In addition to the stock option program, executives are eligible to participate in the Company’s 2002 Employee Stock Purchase Plan. The Company did not award any performance bonuses to executive officers in 2003. Other elements of executive compensation include participation in company-wide medical and dental benefits and the ability to defer compensation pursuant to a 401(k) plan.

Chief Executive Officer Compensation.    The Compensation Committee used the philosophy and components described above in setting the annual compensation for the CEO, Reed Hastings. In considering Mr. Hastings’ salary, the Compensation Committee not only considered these items, but also took into consideration his existing ownership of the Company’s common stock, his accomplishments in developing the business strategy for the Company, and his ability to attract and retain senior management.

Section 162(m) of the Internal Revenue Code.    The Compensation Committee has considered the potential impact of Section 162(m) (the “Section”) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. The Section disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers, other than compensation that is “performance-based.” The Compensation Committee concluded that the Section should not reduce the tax deductions available to the Company and that no changes to the Company’s compensation program were needed in this regard. However, the Compensation Committee may from time to time approve compensation that is not deductible under this Section.

Ongoing Review.    The Compensation Committee will be evaluating the Company’s compensation policies on an ongoing basis to determine whether they are appropriate to attract, retain and motivate key personnel. The Compensation Committee may determine accordingly that it is appropriate to increase salaries, award additional stock options or grants of restricted stock, adjust the methods of granting long-term incentives or provide other short-term or long-term compensation to the executive officers.

Compensation Committee of the Board of Directors

Timothy Haley

Jay Hoag

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee engages and supervises the Company’s independent auditors and oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2003 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments made by management and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with KPMG LLP, the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statement with accounting principles generally accepted in the United States of America, their judgments as to the quality of the Company’s accounting principles and the other matters required to be discussed with the Audit Committee under the auditing standards generally accepted in the United States of America, including the matters required by the Codification of Statements on Auditing Standards No. 61. In addition, the Audit Committee has discussed with KPMG LLP their independence from management and the Company, including the written disclosure and the letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with the Audit Committees.

The Audit Committee discussed with KPMG LLP the overall scope and plans for their audit. The Audit Committee meets with KPMG LLP, with and without management present, to discuss the results of their examinations, their evaluations or the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of KPMG LLP to audit the Company’s financial statements for the year ending December 31, 2004.

Audit Committee of the Board of Directors

Timothy Haley

A. Robert Pisano

Michael Schuh

CERTAIN TRANSACTIONS

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

The following graph compares the total cumulative stockholder return on the Company’s common stock with the total cumulative return of the Nasdaq National Market Index and the Philadelphia Thestreet.com Internet Sector Index for the period beginning on May 23, 2002, the date of the Company’s initial public offering, through December 31, 2003. Total cumulative stockholder return assumes $100 invested at the beginning of the period in the Company’s common stock, the stocks represented in the Nasdaq Composite Index and the stocks represented in the Philadelphia Thestreet.com Internet Sector Index, respectively. The Philadelphia Thestreet.com Internet Sector Index is an equal-dollar-weighted index composed of 23 leading companies involved in Internet commerce, service and software. Historical stock price performance should not be relied upon as an indication of future stock price performance:

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors

Barry McCarthy

Chief Financial Officer and Secretary

[March             , 2004]

Los Gatos, California

Appendix A

CHARTER FOR THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS OF

NETFLIX, INC.

I.    PURPOSE

The purpose of the Audit Committee of the Board of Directors (the “Board”) of Netflix, Inc., a Delaware corporation (the “Company”) shall be:

•	to provide oversight and monitoring of (i) the Company’s financial reporting process (ii) the Company’s systems of internal controls over financial reporting, (iii) the integrity of the Company’s financial statements, and (iv) the independent auditors’ qualifications, independence and performance;

•	to provide the Board with the results of its monitoring and recommendations derived therefrom;

•	to assist the Board in ensuring the Company’s compliance with legal and regulatory requirements in connection with the Company’s financial reporting process; and

•	to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

II.    MEMBERSHIP

The Audit Committee members will be appointed from time to time by, and will serve at the discretion of, the Board. The Audit Committee will be comprised of at least three directors determined by the Board to satisfy the requirements of the NASDAQ Stock Market, Inc. (“NASDAQ”) and applicable federal law. Appointment to the Audit Committee, including the designation of the Chair of the Committee and the designation of any member as an “audit committee financial expert” shall be made by the full Board.

III.    SCOPE OF RESPONSIBILITIES

The scope of the responsibilities of the Audit Committee shall include:

•	Providing oversight and monitoring of the activities of Company management, including without limitation, the chief financial officer and principal accounting officer and controller, and the independent auditors with respect to the Company’s financial reporting and compliance process;

•	Reviewing on a continuing basis the adequacy and effectiveness of the Company’s system of internal controls over financial reporting as well as the Company’s disclosure controls and procedures;

•	Appointing, compensating, terminating and overseeing the Company’s independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting), for which the Audit Committee shall have sole and absolute authority;

•	Pre-approving audit and non-audit services provided to the Company by the Company’s independent auditors either (i) before the auditors are engaged by the Company for such services or (ii) pursuant to pre-approval policies and procedures established by the Audit Committee, provided that the Audit Committee is informed of each specific service;

•	Reviewing the independent auditors’ proposed audit scope, approach and independence;

•	Reviewing the performance of the independent auditors, who shall be accountable to the Board and the Audit Committee as the representatives of the stockholders of the Company, and recommending to the Board and stockholders the appointment of the independent auditors;

•	Requesting and receiving from the independent auditors on a periodic basis a statement delineating all relationships between the auditor and the Company which may adversely impact the auditors’ independence and based on such review, assessing the independence of the auditors;

•	Obtaining and reviewing on a periodic basis a report from the independent auditors describing the auditors’ internal quality-control procedures, any material issues raised by the most recent internal quality-control review or peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	Establishing a policy regarding the Company’s hiring of current or former employees of the Company’s independent auditors;

•	Directing the Company’s independent auditors to review before filing with the Securities and Exchange Commission the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Reviewing before release the unaudited quarterly and audited annual operating results in the Company’s quarterly and annual earnings releases;

•	Discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

•	Reviewing with management, before release, the audited financial statements and Management’s Discussion and Analysis included in the Company’s Annual Report on Form 10-K, and recommending to the Board following such review, if appropriate, that the audited financial statements be included in such Annual Report on Form 10-K;

•	Providing a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A, or any successor provisions;

•	Reviewing, in conjunction with legal counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls, auditing matters or fraudulent financial reporting and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting internal controls or auditing matters;

•	Reviewing at least annually the Audit Committee’s own structure, processes and membership requirements;

•	Providing oversight and review of the Company’s asset management policies, including without limitation an annual review of the Company’s investment policies and performance for cash and short-term investments;

•	Reviewing and approving related party transactions for potential conflicts of interests;

•	If necessary, instituting special investigation(s) and, as appropriate, hiring special counsel or experts to assist in such investigation(s);

•	Reviewing and reassessing the adequacy of this Charter on not less than an annual basis; and

•	Performing such other duties as may be requested by the Board.

IV.    MEETINGS

The Audit Committee shall meet at least quarterly. The Audit Committee may establish its own schedule, which it shall provide to the Board in advance. The Audit Committee shall meet separately with each of (i) the independent auditors, as well as (ii) the members of the Company’s management, including without limitation the chief financial officer and principal accounting officer and controller, as it deems appropriate, but at least once annually, in order to fulfill the responsibilities of the Audit Committee.

V.    MINUTES

The Audit Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.

VI.    REPORTS

Apart from the report prepared for the Company’s proxy statement pursuant to Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A, the Audit Committee shall summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with this Charter.

VII.    COMPENSATION

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors. Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

VIII.    DELEGATION OF AUTHORITY

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at is scheduled meetings.

The Audit Committee may delegate its authority to subcommittees or the Chair of the Audit Committee when it deems appropriate and in the best interest of the Company.

Appendix B

FORM OF PROXY

NETFLIX, INC.

ANNUAL MEETING OF STOCKHOLDERS

APRIL 28, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Netflix, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated [March     , 2004], and hereby appoints Reed Hastings and Barry McCarthy, and each of them, with full power of substitution, as Proxy or Proxies to vote all shares of the common stock of the undersigned at the Annual Meeting of Stockholders of Netflix, Inc. to be held on April 28, 2004, and at any adjournments thereof, upon the proposals set forth in this and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder.

1.	To elect three Class II directors to hold office until the 2007 Annual Meeting of Stockholders:

(01) Timothy Haley (02) Michael Ramsay (03) Michael Schuh

☐	FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES

☐
For all nominees except as note above

2.	To ratify the appointment of KPMG LLP as independent auditors for the year ending December 31, 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To amend the Company’s Certificate of Incorporation to increase the number of shares of capital stock the Company is authorized to issue from 90,000,000 (80,000,000 shares of common stock and 10,000,000 shares of preferred stock), par value $0.001 to 170,000,000 (160,000,000 shares of common stock and 10,000,000 shares of preferred stock), par value $0.001.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Mark box at right if an address change or comment has been noted on the reverse side of this card ☐

This Proxy should be marked, dated and signed by the stockholder or stockholders exactly as the stockholder’s or stockholders’ names appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign.

Signature:	Date:	Signature:	Date: